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                                                                 Exhibit 10.20.2

                                (HLM Letterhead)

January 9, 1998

Mr. Thomas J. Berthel, President
Berthel Fisher Company Leasing, Inc.
100 Second Street S.E.
Cedar Rapids, IA 52401-4250

Dear Tom:

HLM Design, Inc. (HLM) and Berthel Fisher Company Leasing, Inc., the General Partner, (Berthel) have agreed to amend Lease #076-21770-000 in Telecommunications Income Fund in the amount of $2.8 Million.

For a $50,000 one-time payment for the Residual Value (to be paid within 30 days of the signing of this agreement), Berthel agrees to the following addendum to lease agreement #076-21770-000).

The purchase option at the end of the lease will be changed from Fair Market Value not to exceed 10% to a bargain purchase of one dollar (1) at the end of the lease term.

If you have any question, please call me.

Sincerely,

/s/ Vernon B. Brannon

Vernon B. Brannon
Senior Vice President

VBB:ji


Agreed and accepted:

Berthel Fisher Company Leasing, Inc.

By: /s/Thomas J. Berthel
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